As filed with the Securities and Exchange Commission on September 15, 2004

                                                  Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                      -------------------------------------
                               BIB HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)

              NEVADA                                       33-0895699
(State or other jurisdiction                  (IRS Employer Identification No.)
 of incorporation or organization)

                              7409 OAK GROVE AVENUE
                             LAS VEGAS, NEVADA 89117

               (Address of principal executive offices) (Zip Code)
                  ---------------------------------------------
                            2004 INCENTIVE STOCK PLAN
                  ---------------------------------------------
                              (Full title of plan)

                      GAIL BINDER, CHIEF EXECUTIVE OFFICER
                              7409 OAK GROVE AVENUE
                             LAS VEGAS, NEVADA 89117

                     (Name and address of agent for service)
                                 (702) 243-8809
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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                                     Proposed       Proposed
  Title of                           Maximum        Maximum
  Securities        Amount           Offering       Aggregate     Amount of
  to be             to be            Price          Offering      Registration
  Registered        Registered       Per Share(1)   Price(1)      Fee
  ----------        -----------      ------------   ----------    -----------
  Common Stock      10,000,000       $0.01          $100,000      $12.67

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(1)      Computed  pursuant to Rule  457(c) of the  Securities  Act of 1933,  as
         amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the Over-the-Counter Bulletin Board on September 14, 2004.


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PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register an additional 10,000,000 shares of common stock, par value $0.001 per share, of BIB Holdings, Ltd., a Nevada corporation (the "Company"), that may be issued under the Company's 2004 Stock Incentive Plan (the "Plan"). The contents of the Company's Registration Statement on Form S-8 filed on April 23, 2004 (File Number 333-114763) registering 12,500,000 shares of stock under the Plan is incorporated herein by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Bylaws provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws further provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER   EXHIBIT

         4.1      2004  Stock  Incentive  Plan,  incorporated  by  reference  to exhibit 4.1 of the Registrant's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on April 23, 2004.

         5.1      Opinion of Sichenzia Ross Friedman Ference LLP

         23.1     Consent of Lazar Levine & Felix LLP.

         23.2 Consent of Sichenzia Ross Friedman & Ference LLP is contained in Exhibit 5.1

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

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                  (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada and the City of New York, State of New York on September 15, 2004.


                                   BIB HOLDINGS, LTD.


                                   By:/s/ GAIL BINDER
                                     ----------------------------------
                                   Gail Binder
                                   Chief Executive Officer, Director

                                   By:/s/ JEFFREY KAPLAN
                                     ----------------------------------
                                   Jeffrey Kaplan
                                   Chief Financial Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on September 15, 2004.


                                   By:/s/ MARK BINDER
                                      ---------------------------------
                                   Mark Binder
                                   Director

                                   By:/s/ GAIL BINDER
                                      ---------------------------------
                                   Gail Binder
                                   Director

                                   By:/s/ ROBERT SAUTTER
                                      ---------------------------------
                                   Robert Sautter
                                   Director



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